                               POWER OF ATTORNEY

            KNOW ALL MEN BY THESE PRESENTS, that the undersigned,  constitutes and appoints Phillip  Gillespie,  Mitchell J. Lindauer and Dina Lee each as my true and lawful  attorney-in-fact  and agent,  with full power of substitution and  resubstitution,  for me  and  in my  capacity  as a  Trustee/Director  of
Oppenheimer  AMT-Free  Municipals,   Oppenheimer  Balanced  Fund,  Oppenheimer
Capital Preservation Fund,  Oppenheimer  Developing Markets Fund,  Oppenheimer
Enterprise Fund,  Oppenheimer Global Fund,  Oppenheimer  International  Growth
Fund, Oppenheimer  International Small Company Fund,  Oppenheimer  Multi-State
Municipal  Trust  (on  behalf  of  Oppenheimer  New  Jersey   Municipal  Fund,
Oppenheimer  Pennsylvania  Municipal Fund and Oppenheimer  Rochester  National
Municipal  Fund),  to sign on my behalf  any and all  Registration  Statements
(including any  post-effective  amendments to Registration  Statements)  under the  Securities  Act of  1933,  the  Investment  Company  Act of 1940  and any
amendments and supplements  thereto,  and proxy  statements or other documents in connection  thereunder,  and to file the same,  with all exhibits  thereto, and other  documents in connection  therewith,  with the U.S.  Securities  and
Exchange  Commission,  granting unto said  attorneys-in-fact  and agents,  and each of them,  full power and  authority  to do and perform each and every act and thing  requisite and  necessary to be done in and about the  premises,  as fully as to all intents and purposes as I might or could do in person,  hereby ratifying and confirming all that said  attorneys-in-fact and agents, and each of them, may lawfully do or cause to be done by virtue hereof.

Dated this   10th   day of November, 2004
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/s/ Mary Miller
Mary Miller

Witness:  /s/ Kathleen Ives
         ---------------------------
        Kathleen Ives
        Assistant Secretary